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                                                                Exhibit 99.22(v)

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                      LORD ABBETT MID-CAP VALUE FUND, INC.

     LORD ABBETT MID-CAP VALUE FUND, INC. (hereinafter called the
"Corporation"), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated the authorized shares as follows: 500,000,000 Class A shares; 200,000,000 Class B shares; 200,000,000 Class C shares; 30,000,000 Class P shares; and 70,000,000 Class Y shares.

     SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,170,000,000, of the par value $.001 each, having an aggregate par value of $1,170,000.

     THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 170,000,000 newly authorized but unclassified and unissued shares of the Corporation as Class P shares of the Corporation.

     FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the

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Corporation, as amended (hereinafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FIFTH: Following the increase in authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 1,170,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,170,000. The authorized shares of the Corporation are classified and designated as follows: 500,000,000 Class A shares; 200,000,000 Class B shares; 200,000,000 Class C shares; 200,000,000 Class P shares; and 70,000,000 Class Y shares.

     SIXTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of Title 2 of the Corporations and Associations Law of the State of Maryland.

     SEVENTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

     EIGHTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                           * * * * * * * * * * * * * *

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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on March 19, 2005.


                                           LORD ABBETT MID-CAP VALUE FUND, INC.


                                           By:  /s/ Paul A. Hilstad
                                                -------------------
                                                Paul A. Hilstad
                                                Vice President and Secretary

WITNESS:

/s/ Christina T. Simmons
------------------------
Christina T. Simmons
Vice President and Assistant Secretary

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     THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT MID-CAP VALUE
FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                    /s/ Paul A. Hilstad
                                                    -------------------
                                                    Paul A. Hilstad
                                                    Vice President and Secretary

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